UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:
X .	Preliminary Information Statement
.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
.	Definitive Information Statement
The Enviromart Companies, Inc.
(Name of Company as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
.	No fee required
X .	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:
Common Stock, $.0001 par value
(2)	Aggregate number of securities to which transaction applies:
12,567,500
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee is $.08 based on the value of the consideration received by the Issuer computed in accordance with Exchange Act Rule 0-11
(4)	Proposed maximum aggregate value of transaction:
$418 (1/3 of the par value of the common shares)
(5)	Total fee paid:
$.08
.	Fee paid previously with preliminary materials.
.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ACTION BY WRITTEN CONSENT

OF SHAREHOLDERS OF

THE ENVIROMART COMPANIES, INC.

May 5, 2016

TO THE SHAREHOLDERS OF THE ENVIROMART COMPANIES, INC.:

Notice is hereby given that shareholders holding more than a majority of the issued and outstanding shares of common stock (the “consenting shareholders”) of The Enviromart Companies, Inc., a Delaware corporation (“we,” “our” or the "Company"), took action by written consent on May 4, 2016 to approve the sale of all of the issued and outstanding capital stock of its wholly-owned and sole operating subsidiary, Enviromart Industries, Inc., to Michael R. Rosa, a significant shareholder of the Company.

The Board of Directors has fixed the close of business on May 4, 2016 as the record date (“Record Date”) for determination of consenting shareholders and the shareholders entitled to notice of the action taken by written consent of the consenting shareholders. On the Record Date, there were 50,619,235 shares of common stock issued and outstanding, held of record by approximately 77 shareholders (includes shares held in “street name”).

This Information Statement is available for viewing on the World Wide Web at http://www.viewproxy.com/EVRT/2016InfoState.

Board of Directors

The Enviromart Companies, Inc.

BACKGROUND

On February 16, 2016, The Rushcap Group, Inc. (“Rushcap”), an affiliate of Mark Shefts (then a significant shareholder), notified the Company that, effective March 31, 2016, it was discontinuing its funding of Enviromart Industries, Inc., the Company’s wholly-owned and sole operating subsidiary (“Operating Subsidiary”), under the Inventory Financing Agreement dated June 19, 2015. Rushcap reserved the right to discontinue the funding prior to March 31, 2016, if it so determined.

On February 16, 2016, the Company’s board of directors responded by enlarging the board to two persons and appointed Mr. Laurence H. King Director and Chairman of the Company. Mr. King was appointed to the board of directors at the request of Mark Shefts, then a significant shareholder of the Company, in connection with the board’s assessment of the Company’s current business prospects and related matters.

In light of the discontinuation of funding, the Company’s Board of Directors spent approximately one month assessing the operating Company’s current business and funding prospects, including whether to transfer the Operating Subsidiary to Michael R. Rosa, a significant shareholder and founder of the Company, in accordance with that certain Agreement between the Company, Mr. Rosa and Mr. Shefts, dated July 14, 2014 (“Break-up Agreement”).  The Break-up Agreement was disclosed in the Company’s Current Report on Form 8-K filed July 18, 2014, which is incorporated herein by this reference.

The Company’s Board of Directors concluded that the discontinuation of funding would have a material adverse effect on the business, financial condition and results of operation of the Company, as the Company did not believe that it would be able to timely secure funding to replace the discontinued Inventory Financing.

On March 17, 2016, the Company’s Board of Directors approved the sale of the Operating Subsidiary to Michael R. Rosa, a significant shareholder and founder of the Company, as contemplated by the Break-up Agreement.

On March 21, 2016, the Company entered into a Stock Purchase and Sale Agreement with Michael R. Rosa and the Operating Subsidiary, pursuant to which the Company will transfer to Mr. Rosa all the issued and outstanding capital stock of Enviromart Industries, Inc. (the Operating Subsidiary).

In consideration for the transfer of the Operating Subsidiary to Mr. Rosa, of the 13,567,500 shares of Company common stock currently owned by him, Mr. Rosa will surrender to the Company 12,567,500 shares, which shares will be returned to the status of authorized and unissued shares.  In addition, Mr. Rosa and the Operating Subsidiary have agreed to assume and discharge any and all liabilities of the Company existing as the closing date, of which there are expected to be none, as all of the Company’s operations have been conducted through the Operating Subsidiary. In addition, the purchaser and Enviromart Industries, Inc. (and its officers and directors) will release the Company and its officers and directors form any claims they may have through the closing date. The Purchaser and Enviromart Industries, Inc. have also agreed to pay the expenses of the Company with respect to the purchase and sale transaction and SEC compliance with respect to the periods ending through the closing date.

On March 23, 2016, Mr. George Adyns resigned as a director of the Company but will remain as President, Secretary and CFO until the closing of the purchase and sale transaction.

The above described purchase and sale transaction is expected to close on or about May 30, 2016, effective March 31, 2016; subject to compliance with applicable regulatory requirements.  Upon consummation of the purchase and sale transaction, the Company’s operating business will have been discontinued, and the Company will focus on seeking to acquire a profitable operating business with strong growth potential.

PARTIES TO TRANSACTION

The company being disposed of is:

Enviromart Industries, Inc.

4 wilder Drive, #7

Plaistow, NH 03865

The Purchaser is:

Michael R. Rosa

14 Hawkins Pond Lane

Salem, NH 03079

The Seller is:

The Enviromart Companies, Inc.

4 wilder Drive, #7

Plaistow, NH 03865

SUMMARY OF MATERIAL TERMS

The following is a summary of the material terms of the purchase and sale transaction:

•

Disposition of capital stock of Operating Subsidiary – The Company is disposing of all the issued and outstanding capital stock of its Operating Subsidiary, following which the Company will have discontinued its operating business

•

Surrender of Common Stock to Company – In consideration of the disposition of the capital stock of its Operating Subsidiary, the purchaser will surrender to the Company 12,567,500 shares of company stock, representing 23% of the current issued and outstanding common stock of the Company.

•

Assumption of Liabilities – The purchaser and Enviromart Industries, Inc. will assume all liabilities of the Company existing as of the closing date of the transaction.

•

Releases - The purchaser and Enviromart Industries, Inc. (and its officers and directors) will release the Company and its officers and directors form any claims they may have through the closing date.

•

Payment of Expenses – The Purchaser and Enviromart Industries, Inc. have agreed to pay the expenses of the Company with respect to the purchase and sale transaction and SEC compliance with respect to the periods ending through the closing date.

DISCUSSION OF TRANSACTION

Description of Transaction

On March 21, 2016, the Company entered into a Stock Purchase and Sale Agreement with Michael R. Rosa and the Operating Subsidiary, pursuant to which the Company will transfer to Mr. Rosa all the issued and outstanding capital stock of Enviromart Industries, Inc. (the Operating Subsidiary). The purchase and sale transaction is expected to close on or about May 30, 2016, effective March 31, 2016; subject to compliance with applicable regulatory requirements.

Upon consummation of the purchase and sale transaction, the Company’s operating business will have been discontinued, and the Company will focus on seeking to acquire a profitable operating business with strong growth potential.

Consideration to the Company

In consideration for the transfer of the Operating Subsidiary to Mr. Rosa, of the 13,567,500 shares of Company common stock currently owned by him, Mr. Rosa will surrender to the Company 12,567,500 shares, which shares will be returned to the status of authorized and unissued shares.  In addition, Mr. Rosa and the Operating Subsidiary have agreed to assume and discharge any and all liabilities of the Company existing as the closing date, of which there are expected to be none, as all of the Company’s operations have been conducted through the Operating Subsidiary. In addition, the purchaser and Enviromart Industries, Inc. (and its officers and directors) will release the Company and its officers and directors form any claims they may have through the closing date. The Purchaser and Enviromart Industries, Inc. have also agreed to pay the expenses of the Company with respect to the purchase and sale transaction and SEC compliance with respect to the periods ending through the closing date.

Reasons for the Transaction

On February 16, 2016, The Rushcap Group, Inc. (“Rushcap”), an affiliate of Mark Shefts (then a significant shareholder), notified the Company that, effective March 31, 2016, it was discontinuing its funding of Enviromart Industries, Inc., the Company’s wholly-owned and sole operating subsidiary (“Operating Subsidiary”), under the Inventory Financing Agreement dated June 19, 2015. Rushcap reserved the right to discontinue the funding prior to March 31, 2016, if it so determined.

In light of the discontinuation of funding, the Company’s Board of Directors spent approximately one month assessing the Company’s current business and funding prospects, including whether to transfer the Operating Subsidiary to Michael R. Rosa, a significant shareholder and founder of the Company, in accordance with that certain Agreement between the Company, Mr. Rosa and Mr. Shefts, dated July 14, 2014 (“Break-up Agreement”).  The Break-up Agreement was disclosed in the Company’s Current Report on Form 8-K filed July 18, 2014, which is incorporated herein by this reference.

The Company’s Board of Directors concluded that the discontinuation of funding was going to have a material adverse effect on the business, financial condition and results of operation of the Company, as the Company did not believe that it would be able to timely secure funding to replace the discontinued Inventory Financing.

From October 1, 2014 to February 12, 2016, Rushcap provided an aggregate of $680,000 in purchase order funding to the Operating Subsidiary.  Even with this purchase order funding and substantial cost cuts, although the Operating Subsidiary was able to increase its revenues, it still incurred net losses of $588,000 and $754,000, respectively, during the years ended December 31, 2015 and 2014.  In addition, the operations of the Operating Subsidiary consumed an estimated $504,000 during the year ended December 31, 2015.

In light of the Operating Subsidiary’s inability to generate profitable operating results, even with significant cost cuts and the purchase order funding, the discontinuation of the purchase order funding, and the inability to secure alternative funding, the Board of Directors concluded that the business of the Operating Subsidiary was no longer sustainable.

In light of the foregoing, on March 17, 2016, the Company’s Board of Directors approved the sale of the Operating Subsidiary to Michael R. Rosa, a significant shareholder and founder of the Company, as contemplated by the Break-up Agreement.

On March 21, 2016, the Company entered into a Stock Purchase and Sale Agreement with Michael R. Rosa and the Operating Subsidiary, pursuant to which the Company will transfer to Mr. Rosa all the issued and outstanding capital stock of Enviromart Industries, Inc. (the Operating Subsidiary).

The Board of Directors believes that the disposition of the Operating Subsidiary will position the Company to achieve greater value for its shareholders through the acquisition of a company with strong profit and growth potential. Following the closing of the purchase and sale transaction, the Company will seek to acquire an operating business with strong management and the potential for sustained long-term profitability and growth.

Vote Required

As noted above, on March 17, 2016, the Company’s Board of Directors approved the sale of the Operating Subsidiary to Michael R. Rosa, a significant shareholder and founder of the Company, as contemplated by the Break-up Agreement. Under applicable Delaware law and the Company’s organizational documents, the transaction must also be approved by a majority vote of the stockholders of the Company.

On May 4, 2016, stockholders holding in the aggregate 40,724,500 shares of the Company’s common stock (including Mr. Rosa, the purchaser), representing approximately 80% of the issued and outstanding common stock, voted by written consent to approve the purchase and sale transaction.

Accounting Treatment

In accordance with the guidance of ASU 2014-08 (issued by the Financial Accounting Standards Board “FASB”), the Company’s operations will be presented as “discontinued operations” in the period in which the discontinued operation has either been disposed of or classified as held for sale. Accordingly, all the revenues and expenses associated with the discontinued operation will be combined into a single line item captioned “income/loss from discontinued operations.”

Upon the closing of the sale of the discontinued operation, the company will recognize gain/loss on the sale in an amount equal to the difference between the adjusted cost basis of the net assets disposed of and the value of the consideration received by the company for the discontinued operations (which is the value of the shares being surrendered to the company).

Tax Treatment

Company

Under IRC Section 302(b)(2), the transaction will be treated as a redemption. Under IRC Section 311(b), the company will recognize gain/loss on the distribution of the discontinued operation (Distributed Property) in an amount equal to the difference between the company’s adjusted cost basis of the Distributed Property and the fair market value of the Distributed Property (which presumably would be the same as the fair market value of the stock received by the Company in exchange for the Distributed Property).  Any gain realized by the company will be offset to the extent of available net loss carryforwards, subject to compliance with applicable law.

Shareholders

The disposition of the discontinued operation will not be taxable to the shareholders of the company in their capacity as such.

Regulatory Approvals

No governmental approvals are required in order for the purchase and sale transaction to proceed. The Company must notify the Financial Industry Regulatory Authority (FINRA) ten days before the closing of the transaction, which the Company intends to do in due course.

Past Contacts, Negotiations and Transactions

As noted above, the Company, Michael R. Rosa, and Mark Shefts, an affiliate of the Rushcap Group, Inc.) entered into an agreement dated July 14, 2014 (“Break-up Agreement”).  The Break-up Agreement was disclosed in the Company’s Current Report on Form 8-K filed July 18, 2014, which is incorporated herein by this reference.  The Break-up Agreement contemplated that if the Board of Directors should at any time determine to discontinue the business operations of the Operating Subsidiary, then, subject to compliance with applicable laws, the Company would transfer to Michael R. Rosa the discontinued operating businesses, in exchange for his surrendering to the Company all shares of common stock owned or controlled by him. The Stock Purchase and Sale Agreement permits Mr. Rosa to retain 1 million of the shares owned by him, in connection with the negotiation of other terms and conditions of such Agreement.

In addition, the Break-up Agreement afforded Mr. Shefts the right to appoint a director under certain circumstances. Mr. Shefts never exercised this right.  However, as disclosed above, on February 16, 2016, the Company’s board of directors enlarged the board to two persons and appointed Mr. Laurence H. King Director and Chairman of the Company. Mr. King was appointed to the board of directors at the request of Mark Shefts, then a significant shareholder of the Company, in connection with the board’s assessment of the Company’s current business prospects and related matters.

The Rushcap Group, Inc. is currently reviewing whether to renew providing purchase order financing to Enviromart Industries, Inc., subsequent to the closing of the purchase and sale transaction.  The Rushcap Group, Inc. is under no obligation to resume providing purchase order financing, but may do so subject to, among other conditions, the new management of the Operating Subsidiary being able to establish to the satisfaction of The Rushcap Group that the Operating Subsidiary will be able to generate profitable operations once it is relieved of the financial burden of being a public company that is subject to the compliance obligations associated with having a class of securities registered under the Securities Exchange Act of 1934.

Thank you for your support.

The Enviromart Companies, Inc.